EXHIBIT 4.6


                                  [FORM OF BOND]

   REGISTERED                                           REGISTERED

   Number __                                                      $

                                       APS
                          ARIZONA PUBLIC SERVICE COMPANY
                               FIRST MORTGAGE BOND,
                              6 5/8% SERIES DUE 2004
                                                        SEE REVERSE FOR
                                                      CERTAIN DEFINITIONS

                                                      CUSIP 040555 BU 7

      Arizona Public Service Company, a corporation of the State of Arizona (hereinafter called the Company), for value received, hereby promises to pay to ______________________________

   6 5/8%                                               6 5/8%
   DUE                                                         DUE
   2004                                                       2004

   or registered assigns, the principal sum of ____________________ Dollars on March 1, 2004, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon in like coin or currency at the rate of 6 5/8% per annum, semiannually on March 1 and September 1 in each year, commencing September 1, 1994, until the principal hereof is paid or made available for payment, such interest to be payable from the March 1 or September 1 next preceding the date of this bond. The interest so payable on any March 1 or September 1 shall be paid to the person in whose name this bond, or the bond in exchange or substitution for which this bond shall have been issued, shall have been registered at the close of business on the February 15 or August 15, as the case may be, next preceding such March 1 or September 1, unless such day is a legal holiday or a day on which banking institutions in The City of New York and/or the City of Los Angeles, California are authorized to remain closed, in which case on the next preceding day which shall not be a legal holiday or day on which such institutions are authorized by law to remain closed. Payment of the principal of and interest on this bond and other amounts, if any, payable upon the redemption hereof will be made at the office or agency of the Company maintained for that purpose in the City of Los Angeles, California, and in the Borough of Manhattan, The City of New York, provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the registration books of the Company.

      The provisions of this bond are continued on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

      This bond shall not become obligatory until Bank of America National Trust and Savings Association, the Trustee under the Mortgage referred to on the reverse hereof, or its successor thereunder, or the co-authenticating agent on behalf of the Trustee or successor trustee, shall have signed the form of authentication certificate endorsed hereon.

      IN WITNESS WHEREOF, Arizona Public Service Company has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

      DATED:

   TRUSTEE'S AUTHENTICATION CERTIFICATE

      This bond is one of the bonds, of the series herein designated, described or provided for in the within mentioned Mortgage.

   BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS TRUSTEE

   By _____________________________
      Authorized Signatory

                                        OR

   CO-AUTHENTICATING AGENT'S AUTHENTICATION CERTIFICATE

      This bond is one of the bonds, of the series herein designated, described or provided for in the within mentioned Mortgage.

   BANKAMERICA NATIONAL TRUST COMPANY, CO-AUTHENTICATING AGENT

   By ____________________________
      Authorized Signatory

   ARIZONA PUBLIC SERVICE COMPANY INCORPORATED
   SEAL
   1920

   ARIZONA PUBLIC SERVICE COMPANY

   ATTEST:

   ____________________________
   Secretary


   By ____________________________
      President




                          ARIZONA PUBLIC SERVICE COMPANY

                    First Mortgage Bond, 6 5/8% Series Due 2004

      This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 6 5/8% Series due 2004, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the supplemental indentures dated as of December 1, 1947, April 1, 1949, February 1, 1950, December 1, 1950, February 1, 1953, November 1, 1953, March 1, 1954, October 1, 1957, March 1, 1959, November 1, 1961, June 1, 1962, December 1, 1962, September 1, 1963, September 1, 1967,
   April  1, 1970, March  15, 1972, April  1, 1974, February 15,  1975, June 1,
   1975, November  15, 1975, April 15,  1977, January 15, 1978,  March 1, 1979,
   October 15, 1979,  May 15, 1980, February  2, 1982, April 15,  1982, July 1,
   1983,  October 15, 1983, June 15, 1984, January  15, 1985, May 1, 1985, June
   1,  1985, November 1, 1985,  January 15, 1986,  March 1, 1986,  May 1, 1986,
   February 1, 1987, June 1, 1987, November 15, 1987, April 1, 1989, February 15, 1990, May 15, 1990, April 15, 1991, December 15, 1991, January 15, 1992,
   March  1, 1992, June 15,  1992, February 1, 1993,  August 1, 1993, August 1,
   1993, September 15, 1993, and March 1, 1994, called the Mortgage) dated as of July 1, 1946, executed by the Company to Bank of America National Trust
   and Savings Association, as Trustee.   Reference is made to the Mortgage for
   a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, the terms and conditions upon which the bonds are and are to be secured, and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of and interest on this bond and other amounts, if any, payable upon the redemption hereof on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property.

      The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

      This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Los Angeles, California, or at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage.

      In the manner prescribed in the Mortgage, bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the City of Los Angeles, California, or at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer, if required by the Company or by the Trustee, duly executed by the registered owner or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of bonds in
   registered form of the  same series of other authorized denominations.   The
   Bonds are issuable in denominations of One Thousand Dollars or any integral multiples thereof.

      No service charge shall be made for any such transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The bonds of this series will not be redeemable prior to maturity, except that the bonds of this series shall be redeemable in whole at any time, prior to maturity, upon notice (which may be made subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption) published in one daily newspaper, printed in the English language, and of general circulation, in the Borough of Manhattan, The City of New York, once on at least four (4) different days before the date fixed for redemption or in certain cases by mailing, the first publication or mailing, as the case may be, to be at least thirty (30) days prior to the date fixed for redemption, by the application of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 87 of the Mortgage (but only if and to the extent such Section is properly applicable to bona fide transactions), at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

                             SPECIAL REDEMPTION PRICES
                      If redeemed during the 12 month period
                                beginning March 1,

   1994 . . . . . .106.16%          1999 . . . . . .103.08%
   1995 . . . . . .105.54%          2000 . . . . . .102.46%
   1996 . . . . . .104.92%          2001 . . . . .. 101.85%
   1997 . . . . . .104.31%          2002 . . . . . .101.23%
   1998 . . . . . .103.69%          2003 . . . . . .100.62%

   in each case, together with accrued interest to the date fixed for redemption.

      The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

   ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN  - as joint tenants with  right of survivorship and not  as tenants in common
      UNIF GIFT MIN ACT - _______Custodian_______
                          (Cust)        (Minor)
                          under Uniform Gifts to Minors
                          Act_______
                             (State)

   Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE. ____________________________________ Please print or typewrite name and address of assignee  ___________________________________ the within  Bond of
   ARIZONA PUBLIC SERVICE COMPANY and hereby does irrevocably constitute and appoint ______________________________ attorney to transfer the said Bond on the books of the within-named Company, with full power of substitution in the premises.

   Dated______________________


   _________________________________________________________________
   Notice: The signature to this assignment must correspond with the name as written upon the face of the Bond in every particular, without alteration or enlargement or any change whatever.